UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)—December 7, 2006

ASSURED GUARANTY LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-32141	98-0429991
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08 Bermuda
(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 296-4004

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                             Entry into a Material Definitive Agreement.

On December 7, 2006, Assured Guaranty US Holdings Inc., a subsidiary of Assured Guaranty Ltd. (the “Company”), entered into an agreement (the “Agreement”) with ACE Bermuda Insurance Ltd., a subsidiary of ACE Limited (“ACE”), to purchase 5,692,599 of Assured Guaranty’s common shares for $150 million.  This share purchase would reduce ACE’s ownership of Assured Guaranty’s common shares to 20,307,401, or approximately 30% of the Company’s total common shares outstanding.  The purchase of these shares will be funded by, and is contingent upon, Assured Guaranty US Holdings Inc.’s raising of $150 million of junior subordinated indebtedness.

A copy of the Agreement is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01.

Item 9.01                             Financial Statements and Exhibits

        (d)   Exhibits

Exhibit 99.1 — Share Purchase Agreement, dated December 7, 2006, between Assured Guaranty US Holdings Inc. and ACE Bermuda Insurance Ltd.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASSURED GUARANTY LTD.

By:	/s/ James M. Michener
	Name:	James M. Michener
	Title:	General Counsel

DATE:       December 13, 2006

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